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                                                                   Exhibit 23.3


                  [Letterhead of Melman, Alton & Co., L.L.C.]
                          Certified Public Accountants

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement of Form S-1 of Alamosa Holdings, Inc. of our report dated March 24, 2001 relating to the consolidated financial statements of Roberts Wireless Communications, L.L.C., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Melman, Alton & Co., L.L.C.

Melman, Alton & Co., L.L.C.

St. Louis, Missouri
November 5, 2001